UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒   Filed by a Party Other Than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

CASH ACCOUNT TRUST

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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May 27, 2008

Our records indicate that on January 3, 2008 you held Capital Assets Funds Preferred Shares of Money Market Portfolio, a series of Cash Account Trust (the “DWS Fund”), through your brokerage firm which clears through Ridge Clearing & Outsourcing Solutions, Inc. Your brokerage firm utilizes the DWS Fund as a sweep vehicle in your brokerage account. As a valued client, we would like to remind you that we have not yet received your vote relating to the proposals that will be voted on at the Special Meeting of DWS Fund shareholders, which has been adjourned to June 13, 2008.

Your vote is important and by voting now you can help ensure that we receive enough votes to hold the Special Meeting and avoid additional solicitation expenses.

Accompanying this letter is your proxy card and a return envelope. We previously sent you a proxy statement explaining the proposals to be voted on at the Special Meeting. We encourage you to carefully review the proposals and vote your shares today.

Voting is easy and takes only a few minutes. Choose one of the following methods:

•	Log on to the Web site noted on your proxy, enter your control number printed on the card and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your completed and signed proxy card in the envelope provided.

If you have any questions regarding the proposals, or voting process, or if you need assistance, please call the DWS Funds’ proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-714-3305. Additionally, you should feel free to contact your financial representative with any questions about your investment in the DWS Funds.

Thank you for your participation in this important matter.

May 27, 2008

Our records indicate that on January 3, 2008 you held Capital Assets Funds Shares of Money Market Portfolio, a series of Cash Account Trust (the “DWS Fund”), through your brokerage firm which clears through Ridge Clearing & Outsourcing Solutions, Inc. Your brokerage firm utilizes the DWS Fund as a sweep vehicle in your brokerage account. As a valued client, we would like to remind you that we have not yet received your vote relating to the proposals that will be voted on at the Special Meeting of DWS Fund shareholders, which has been adjourned to June 13, 2008.

Your vote is important and by voting now you can help ensure that we receive enough votes to hold the Special Meeting and avoid additional solicitation expenses.

Accompanying this letter is your proxy card and a return envelope. We previously sent you a proxy statement explaining the proposals to be voted on at the Special Meeting. We encourage you to carefully review the proposals and vote your shares today.

Voting is easy and takes only a few minutes. Choose one of the following methods:

•	Log on to the Web site noted on your proxy, enter your control number printed on the card and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your completed and signed proxy card in the envelope provided.

If you have any questions regarding the proposals, or voting process, or if you need assistance, please call the DWS Funds’ proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-714-3305. Additionally, you should feel free to contact your financial representative with any questions about your investment in the DWS Funds.

Thank you for your participation in this important matter.

May 27, 2008

Our records indicate that on January 3, 2008 you held Service Shares of the Money Market Portfolio, a series of Cash Account Trust (the “DWS Fund”), through your brokerage firm which clears through Penson Financial Services, Inc. Your brokerage firm utilizes the DWS Fund as a sweep vehicle in your brokerage account. As a valued client, we wanted to take this opportunity to remind you that we have not yet received your vote relating to the proposals that will be voted on at the Special Meeting of DWS Fund shareholders, which has been adjourned to June 13, 2008.

Your vote is important and by voting now you can help ensure that we receive enough votes to hold the Special Meeting and avoid additional solicitation expenses.

Accompanying this letter is your proxy card and a return envelope. We previously sent you a proxy statement explaining the proposals to be voted on at the Special Meeting. We encourage you to carefully review the proposals and vote your shares today.

Voting is easy and takes only a few minutes. Choose one of the following methods:

•	Log on to the Web site noted on your proxy, enter your control number printed on the card and vote by following the on-screen prompts.

•	Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

•	Mail in your completed and signed proxy card in the envelope provided.

If you have any questions regarding the proposals, or voting process, or if you need assistance, please call the DWS Funds’ proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-714-3305. Additionally, you should feel free to contact your financial representative with any questions about your investment in the DWS Fund.

Thank you for your participation in this important matter.